UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 30, 2019
First Busey Corporation
(Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)
(217) 365-4544
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On January 31, 2019, First Busey Corporation, a Nevada corporation (“First Busey”), completed its previously announced merger (the “Merger”) with The Banc Ed Corp., a Delaware corporation (“Banc Ed”), pursuant to an Agreement and Plan of Merger, dated August 21, 2018, by and between First Busey and Banc Ed (the “Merger Agreement”).  At the effective time of the Merger, each share of Banc Ed common stock converted to the right to receive 8.2067 shares of common stock of First Busey and $111.53 in cash.  The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to First Busey’s Current Report on Form 8-K filed on August 22, 2018, which is incorporated by reference herein.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2019, on the recommendation of its Nominating and Corporate Governance Committee, pursuant to First Busey’s obligations under the Merger Agreement, the board of directors (the “Board”) of First Busey appointed Michael David Cassens as a director to the Board, effective as of closing of the Merger, which occurred on January 31, 2019.  Mr. Cassens’ initial term will expire at First Busey’s 2019 annual meeting of stockholders.  Mr. Cassens’ appointment will fill the vacant seat created by the passing of Joseph Ambrose.
Mr. Cassens is an Assistant Professor in the Department of Media Arts at the University of Montana. He has taught Computer Science and Game Development for over 20 years. He has worked as an independent software developer for the past 16 years working for companies such as Microsoft and Intel along with a variety of small to medium-sized businesses. He has also spent the last 16 years as a director of TheBANK of Edwardsville and Banc Ed serving on numerous committees and chairing the Data Processing and Expense Committees.

 Mr. Cassens does not have a direct or indirect material interest in any transaction with First Busey, Busey Bank or TheBANK of Edwardsville, First Busey’s wholly-owned subsidiaries, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than pursuant to the Merger Agreement, there is no arrangement or understanding between Mr. Cassens and any other person pursuant to which Mr. Cassens was selected as a director.
As with each of the Company’s other non-employee directors, Mr. Cassens will be entitled to receive a base retainer of $35,000 per year, as well as a grant of restricted stock units.
Item 7.01.      Regulation FD Disclosure.
First Busey issued a press release on February 1, 2019, in connection with the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.
(a)  Financial Statements of Business Acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b)  Pro Forma Financial Information.
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d)  Exhibits.
2.1
Agreement and Plan of Merger, dated as of August 21, 2018, between The Banc Ed Corp. and First Busey Corporation (incorporated by reference to Exhibit 2.1 to First Busey Corporation’s Current Report on Form 8-K filed on August 22, 2018).*

99.1	Press Release, dated February 1, 2019.
*
Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and First Busey agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2019	First Busey Corporation
By:       /s/ Van A. Dukeman
Name:  Van A. Dukeman
Title:    President and Chief Executive Officer